UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2003

King Pharmaceuticals,Inc.
(Exact name of registrant as specified in its charter)

Tennessee (State or other jurisdiction of incorporation)	0—24425 (Commission File Number)	54-1684963 (IRS Employer Identification Number)

501 Fifth Street, Bristol, Tennessee (Address of principal executive offices)	37620 (Zip Code)

Registrant’s telephone number, including area code: 423-989-8000

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events

     King Pharmaceuticals, Inc., a Tennessee corporation, announced on July 29, 2003 the completion of the previously announced internal review conducted by the Audit Committee of King’s Board of Directors. Also, King filed with the Securities and Exchange Commission its Form 10-K containing the audited consolidated financial statements for the year ended December 31, 2002, and its Form 10-Q containing the unaudited consolidated financial statements for the first quarter ended March 31, 2003. On July 29, 2003, King issued a press release regarding the announcement.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c)  Exhibits.

The following exhibits are filed pursuant to Item 601 of Regulation S-K:

Exhibits:

Exhibit
Number	Description of Exhibit

99.1	Press Release of King Pharmaceuticals, Inc. dated July 29, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date: July 29, 2003

KING PHARMACEUTICALS, INC.

By: /s/ James R. Lattanzi
James R. Lattanzi Chief Financial Officer

Exhibit Index

Exhibit
Number	Description of Exhibit

99.1	Press Release of King Pharmaceuticals, Inc. dated July 29, 2003.